UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2019

(Date of Report, Date of Earliest Event Reported)

COVIA HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

001-38510

(Commission File Number)

Delaware	13-2656671
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 Summit Park Drive, Suite 700, Independence, Ohio	44131
(Address of Principal Executive Offices)	(Zip Code)

(800) 255-7263

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVIA	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2019, Jenniffer D. Deckard resigned as the President and Chief Executive Officer and as a member of the Board of Directors (“Board”) of Covia Holdings Corporation (“we,” “us,” “our” or “registrant”) and its subsidiaries following the Board’s decision to pursue a different direction with our leadership.  The Board accepted Ms. Deckard’s resignation, effective on May 7, 2019, and expects to treat her resignation as a termination by us without cause.  Accordingly, as the first trigger under the Fairmount Santrol Holdings, Inc. Executive Change in Control Severance Plan (“FSCIC Plan”) was deemed to have occurred on June 1, 2018 as a consequence of the business combination whereby Fairmount Santrol Holdings Inc. merged into a wholly-owned subsidiary of Unimin Corporation (known known as Covia Holdings Corporation), Ms. Deckard will receive the enhanced severance benefits provided for a termination by us without cause under the FSCIC Plan as described in our proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 12, 2019 (“2019 Proxy Statement”); provided, that Ms. Deckard executes and does not revoke a release of claims and a non-competition and non-solicit agreement in our favor.  Ms. Deckard will also provide us with consulting services through December 31, 2019, for which we will provide her a $250,000 fee.

Ms. Deckard was a nominee for election to the Board at our May 23, 2019 annual meeting of stockholders (“Annual Meeting”).  In connection with Ms. Deckard’s resignation, the size of the Board has been temporarily reduced from 13 directors to 12 directors.  The Board will therefore present at the Annual Meeting only the remaining 12 nominees for election to the Board.  The proxy cards furnished with our 2019 Proxy Statement remain effective and the common shares of stock represented by those proxy cards will be voted in accordance with the stockholders’ instructions with respect to those 12 nominees.

Effective on May 7, 2019, the Board appointed Richard A. Navarre to serve as our interim President and Chief Executive Officer and as our principal executive officer.  Mr. Navarre, 58, has served as our Chairman of the Board of Directors since June 2018, and continues to serve in that role.  Mr. Navarre has more than 35 years of diverse international business and finance experience, including 19 years with Peabody Energy Corporation, serving as its President, Chief Commercial Officer, Chief Financial Officer and Executive Vice President of Corporate Development.  He is currently a director of Natural Resource Partners LP (where he serves as a member of the audit committee and as chairman of the conflicts committee), Arch Coal (where he serves as the chair of the compensation committee and a member of the nominating and governance committee), and Civeo Corporation (where he is the Chairman of the Board and serves as a member of the nominating and governance committee).  Mr. Navarre is a certified public accountant and received his Bachelor of Science degree in Accounting from Southern Illinois University Carbondale.

In connection with his appointment as our interim President and Chief Executive Officer, the Board approved the following compensation for Mr. Navarre during his tenure: (i) an annualized base salary of $1,800,000; (ii) a cash bonus of $300,000 payable within 30 days following the effective date of the formal appointment of his replacement as President and Chief Executive Officer; (iii) a restricted stock unit award with a grant date fair value of $1,200,000 under our 2018 Omnibus Incentive Plan that will vest upon the earlier of the day immediately preceding the day on which his replacement commences employment with us or the first anniversary of the grant date; (iv) reimbursement of reasonable business and commuting expenses; and (v) eligibility to participate in our health benefits, insurance programs, pension and retirement plans, and other employee welfare benefits plans.  Mr. Navarre is not participating in our 2019 short-term incentive bonus program.  Copies of the letter agreement and the form of restricted stock unit award agreement between Mr. Navarre and us are filed herewith as Exhibits 10.1 and 10.2, respectively.  Our press release announcing the appointment of Mr. Navarre and the resignation of Ms. Deckard is filed herewith as Exhibit 99.1.

In addition to the aforementioned changes, the Board appointed Jean-Luc Deleersnyder to preside over executive sessions of the non-management directors of the Board pursuant to the rules of the New York Stock Exchange.  Stockholders and other interested parties may send communications to the presiding director in the same manner provided for communications to the Board as described in our 2019 Proxy Statement.  The Board also replaced Mr. Navarre on the Audit Committee with William P. Kelly, and appointed Michel Delloye to serve as the Chair of the Audit Committee.  Finally, the Board formed a Search Committee to assist the Board to identify our next President and Chief Executive Officer, and appointed Mr. Navarre, Mr. Deleersnyder, Matthew LeBaron, Jean-Pierre Labroue and William E. Conway as members of the Search Committee, with Mr. LeBaron serving as its Chair.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits. Exhibits denoted with an asterisk (*) are filed herewith.

Exhibit No.	Description
10.1*	Letter agreement with Richard A. Navarre dated May 8, 2019.
10.2*	Form of Restricted Stock Unit Agreement for Interim President and CEO for 2018 Omnibus Incentive Plan of Covia Holdings Corporation.
99.1*	Covia Holdings Corporation press release dated May 9, 2019, regarding executive changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COVIA HOLDINGS CORPORATION

Date:	May 9, 2019	/s/ Andrew D. Eich
Andrew D. Eich
Executive Vice President and Chief Financial Officer